Press Release

Excelerate Energy Reports Strong Third Quarter 2024 Results, Raises and Narrows Full Year Adjusted EBITDA Guidance

-- Quarterly Cash Dividend Increased 140% from the Prior Quarter --

The Woodlands, TX, November 6, 2024 – Excelerate Energy, Inc. (NYSE: EE) (Excelerate or the Company) today reported its financial results for the third quarter ended September 30, 2024.

RECENT Highlights

•
Reported Net Income of $45.5 million for the third quarter
•
Reported Adjusted EBITDA of $92.3 million for the third quarter
•
Raised and narrowed Full Year 2024 Adjusted EBITDA guidance, now expected to range between $335 million and $345 million
•
Declared a quarterly cash dividend of $0.06 per share, or $0.24 per share on an annualized basis, representing a 140% increase from the prior quarter, payable on December 5, 2024

CEO Comment

“Excelerate delivered another quarter of solid financial and operational performance. Our ability to deliver consistent results and generate strong cash flow is driven by the high quality of our FSRU and terminals business,” said Steven Kobos, President and Chief Executive Officer of Excelerate. “Our core regasification business provides us with the financial foundation necessary to execute our growth strategy.”

Kobos continued, “As a US LNG company with a global presence, we are focused on expanding our reach in both new and existing markets around the world. We continue to execute a disciplined capital allocation plan with the aim of driving value creation for our shareholders.”

THIRD Quarter 2024 Financial REsults

	For the three months ended
	September 30,	June 30,	September 30,
(in millions, except per share amounts)	2024	2024	2023
Revenues	$193.4	$183.3	$275.5
Operating Income	$59.7	$49.9	$67.5
Net Income	$45.5	$33.3	$46.5
Adjusted EBITDA (1)	$92.3	$89.0	$106.9
Earnings Per Share (diluted)	$0.35	$0.26	$0.40

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net income for the third quarter of 2024 increased sequentially from the last quarter primarily due to lower operating costs across several regasification projects, higher gas sales margins and lower depreciation expense. Adjusted EBITDA increased sequentially primarily due to the lower operating costs and higher gas sales margins.

Net Income and Adjusted EBITDA for the third quarter of 2024 decreased from the prior year third quarter primarily due to the transition of the FSRU Sequoia to a time charter party agreement in the first quarter of 2024, increased costs primarily related to business development activities, and a decrease in other gas sales opportunities, partially offset by higher interest income.

Key Commercial Updates

LNG Supply Portfolio

In the third quarter of 2024, Excelerate signed medium-term agreements for LNG purchases and sales in one of the Atlantic Basin regions in which we do business. In the aggregate over the terms of these agreements, we will purchase and sell approximately 0.65 million tonnes of LNG, the pricing of which will be based on a major European natural gas index. We expect that, under these agreements, the first purchase will be made during the fourth quarter of 2024.

Vietnam

In September 2024, Excelerate and PetroVietnam Technical Services Corporation (PTSC) signed a strategic partnership agreement to jointly study FSRU-based technical solutions for LNG imports into Vietnam. PTSC is a subsidiary of Vietnam Oil and Gas Group (PetroVietnam) and the leading provider of oil, gas and industrial services in Vietnam. The strategic partnership with PTSC is an important next step in the Company’s broader strategy to invest in the rapidly growing Vietnamese LNG market.

Liquidity and capital resources

As of September 30, 2024, Excelerate had $608.4 million in cash and cash equivalents and the Company had issued $0.1 million in letters of credit under its revolver. All of the $349.9 million of undrawn capacity under the revolver was available for additional borrowings as of September 30, 2024.

On October 31, 2024, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.06 per share, or $0.24 per share on an annualized basis of Class A common stock, representing a 140% increase from the prior quarter. The dividend is payable on December 5, 2024, to Class A common stockholders of record as of the close of business on November 20, 2024.

2024 Financial Outlook

Excelerate is raising and narrowing its full year guidance for Adjusted EBITDA. The Company now expects Adjusted EBITDA to range between $335 million and $345 million for the full year 2024. Committed Growth Capital is expected to range between $70 million and $80 million. Maintenance Capex for 2024 is expected to range between $40 million and $50 million.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, November 7, 2024. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from FSRUs to infrastructure development to LNG supply. Excelerate has a presence in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, London, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other nonrecurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2024 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

We use Adjusted Gross Margin, a non-GAAP financial measure, which we define as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure our operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight on profitability and true operating performance excluding the implications of the historical cost basis of our assets. Our computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company's operating performance or liquidity. This measure has limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. The Company's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, Adjusted EBITDA has significant limitations which affect its use as an indicator of its profitability and valuation, and you are cautioned not to place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate Energy, Inc. (“Excelerate,” and together with its subsidiaries “we,” “us,” “our” or the “Company”) and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which we operate or plan to operate, objectives of management for future operations, and our share repurchase program, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, but not limited to, the following: unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or existing or anticipated project cancellations; the competitive market for liquified natural gas (“LNG”) regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; our operations outside of the United States are subject to varying degrees of political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our vessels; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations under gas sales agreements and/or LNG sales agreements or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; risks associated with conducting business in foreign countries, including political, legal, and economic risk; the technical complexity of our floating storage and regasification units (“FSRUs”) and LNG import terminals and related operational problems; the risks inherent in operating our FSRUs and other LNG infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; our ability to pay dividends on our Class A common stock; and other risks, uncertainties and factors set forth in any of our filings with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including international wars and conflicts, and world or regional health events, including pandemics and epidemics and governmental and third-party responses thereto, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that the statements provided herein are supported by information obtained in a reasonable manner, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended
	September 30,	June 30,	September 30,
	2024	2024	2023
	(In thousands, except share and per share amounts)
Revenues
FSRU and terminal services	$150,139	$150,987	$133,177
Gas sales	43,280	32,346	142,294
Total revenues	193,419	183,333	275,471
Operating expenses
Cost of revenue and vessel operating expenses (exclusive of items below)	45,431	46,579	49,190
Direct cost of gas sales	41,399	31,173	106,109
Depreciation and amortization	23,031	30,400	33,161
Selling, general and administrative expenses	23,819	25,300	19,513
Total operating expenses	133,680	133,452	207,973
Operating income	59,739	49,881	67,498
Other income (expense)
Interest expense	(11,711)	(12,057)	(13,926)
Interest expense – related party	(3,411)	(3,419)	(3,592)
Earnings (loss) from equity method investment	562	592	(550)
Other income, net	6,525	5,707	5,263
Income before income taxes	51,704	40,704	54,693
Provision for income taxes	(6,158)	(7,427)	(8,188)
Net income	45,546	33,277	46,505
Less net income attributable to non-controlling interest	36,591	26,605	32,613
Net income attributable to shareholders	$8,955	$6,672	$13,892

Net income per common share – basic	$0.36	$0.27	$0.53
Net income per common share – diluted	$0.35	$0.26	$0.40
Weighted average shares outstanding – basic	25,009,326	25,175,057	26,254,243
Weighted average shares outstanding – diluted	25,468,541	25,338,067	108,295,819

Excelerate Energy, Inc.

Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$608,447	$555,853
Current portion of restricted cash	3,625	2,655
Accounts receivable, net	81,506	97,285
Current portion of net investments in sales-type leases	42,616	16,463
Other current assets	27,781	27,356
Total current assets	763,975	699,612
Restricted cash	14,413	13,950
Property and equipment, net	1,585,595	1,649,779
Net investments in sales-type leases	388,120	383,547
Investment in equity method investee	19,522	21,269
Deferred tax assets, net	34,986	42,948
Other assets	57,790	49,274
Total assets	$2,864,401	$2,860,379
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$8,598	$13,761
Accrued liabilities and other liabilities	68,922	89,796
Current portion of deferred revenue	29,422	27,169
Current portion of long-term debt	46,448	42,614
Current portion of long-term debt – related party	8,777	8,336
Current portion of finance lease liabilities	23,115	22,080
Total current liabilities	185,282	203,756
Long-term debt, net	299,206	333,367
Long-term debt, net – related party	164,479	171,693
Finance lease liabilities	173,520	189,807
TRA liability	63,457	67,061
Asset retirement obligations	43,217	41,834
Other long-term liabilities	52,575	43,507
Total liabilities	$981,736	$1,051,025
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 26,397,702 shares issued as of September 30, 2024 and 26,284,027 shares issued as of December 31, 2023)	26	26
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of September 30, 2024 and December 31, 2023)	82	82
Additional paid-in capital	472,502	465,551
Retained earnings	59,715	39,754
Accumulated other comprehensive income (loss)	(381)	505
Treasury stock (1,710,378 shares as of September 30, 2024 and 20,624 shares as of December 31, 2023)	(29,759)	(472)
Non-controlling interest	1,380,480	1,303,908
Total equity	$1,882,665	$1,809,354
Total liabilities and equity	$2,864,401	$2,860,379

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the nine months ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities	(In thousands)
Net income	106,963	$106,800
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	76,341	89,126
Amortization of operating lease right-of-use assets	1,300	12,006
ARO accretion expense	1,384	1,323
Amortization of debt issuance costs	2,258	4,875
Deferred income taxes	5,190	(5,102)
Share of net earnings in equity method investee	(1,685)	(258)
Distributions from equity method investee	1,800	4,725
Long-term incentive compensation expense	5,263	2,560
(Gain) loss on non-cash items	(44)	1,370
Changes in operating assets and liabilities:
Accounts receivable	15,779	31,531
Other current assets and other assets	(15,837)	143,003
Accounts payable and accrued liabilities	(29,789)	(86,847)
Current portion of deferred revenue	2,253	(120,374)
Net investments in sales-type leases	15,263	10,681
Other long-term liabilities	8,379	(145)
Net cash provided by operating activities	$194,818	$195,274

Cash flows from investing activities
Purchases of property and equipment	(49,706)	(304,426)
Sales of property and equipment	—	4,101
Net cash used in investing activities	$(49,706)	$(300,325)

Cash flows from financing activities
Repurchase of Class A Common Stock	(27,214)	—
Proceeds from Term Loan Facility	—	250,000
Repayments of long-term debt	(31,893)	(20,492)
Repayments of long-term debt – related party	(6,773)	(6,221)
Payment of debt issuance costs	—	(7,307)
Principal payments under finance lease liabilities	(15,252)	(15,661)
Taxes withheld for long-term incentive compensation	(253)	—
Dividends paid	(2,067)	(1,969)
Distributions	(8,591)	(8,153)
Minority owner contribution – Albania Power Project	1,012	3,108
Net cash provided by (used in) financing activities	$(91,031)	$193,305

Effect of exchange rate on cash, cash equivalents, and restricted cash	(54)	(43)

Net increase in cash, cash equivalents and restricted cash	54,027	88,211

Cash, cash equivalents and restricted cash
Beginning of period	$572,458	$537,971
End of period	$626,485	$626,182

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of adjusted gross margin to the GAAP financial measures of gross margin for each of the period indicated.

	For the three months ended
	September 30, 2024	June 30, 2024	September 30, 2023
	(In thousands)
FSRU and terminal services revenues	$150,139	$150,987	$133,177
Gas sales revenues	43,280	32,346	142,294
Cost of revenue and vessel operating expenses	(45,431)	(46,579)	(49,190)
Direct cost of gas sales	(41,399)	(31,173)	(106,109)
Depreciation and amortization expense	(23,031)	(30,400)	(33,161)
Gross Margin	$83,558	$75,181	$87,011
Depreciation and amortization expense	23,031	30,400	33,161
Adjusted Gross Margin	$106,589	$105,581	$120,172

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended
	September 30, 2024	June 30, 2024	September 30, 2023
	(In thousands)
Net income	$45,546	$33,277	$46,505
Interest expense	15,122	15,476	17,518
Provision for income taxes	6,158	7,427	8,188
Depreciation and amortization expense	23,031	30,400	33,161
Accretion expense	466	463	446
Long-term incentive compensation expense	1,966	1,920	1,129
Adjusted EBITDA	$92,289	$88,963	$106,947

	2024E	2024E
(In millions)	Low Case	High Case
Income before income taxes	$162	$181
Interest expense	63	58
Depreciation and amortization expense	101	96
Accretion expense	2	2
Long-term incentive compensation expense	7	8
Adjusted EBITDA	$335	$345

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.